UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 26, 2022

CADIZ INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market

Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        On July 26, 2022, the Cadiz Inc. (the “Company”) Board of Directors (the “Board”) appointed Senator Richard Polanco (ret.) as a new member of the Board, filling an existing vacancy and returning the Board’s size to 10 members.

Sen. Polanco is an esteemed California political and business leader, and champion for the state’s disadvantaged communities. He brings to the Board 40 years of high-level experience in elected office and the public and private sectors with frontline expertise in public policy, economic development, risk management and community empowerment, among other areas.

Senator Polanco began his career in public service in 1975 and has served on the staff of several local and state officials including Los Angeles County Supervisor Ed Edelman (1975 – 1978), California Governor Jerry Brown (1978 - 1982) and Assemblyman Richard Alatorre (1982 - 1986).

In 1986, Senator Polanco was elected to the California State Assembly where he served until 1994 when he was elected to the California State Senate. Senator Polanco served in the Senate from 1994 until his retirement in 2002, including four years as the Senate Majority Leader from 1998 - 2002.  During his 16 years in the State Legislature Sen. Polanco rose to some of the most powerful positions in Sacramento, including as Senate Majority Leader (1998-2002) and Chair of the Latino Legislative Caucus (1990 – 2002), while authoring landmark bills across a wide range of policy areas, from clean drinking water to voting rights.

In October 2002, Senator Polanco established the California Latino Caucus Institute for Public Policy, a 501 (c) 3 non-profit organization that supports innovative leadership programs to enhance the quality of life for all Californians. The Institute was created as a non-partisan effort by the California Latino Legislative Caucus. Senator Polanco served as the Institute’s first Chairman of the Board.

Previously, Senator Polanco served as the Executive Director to the Maravilla Neighborhood Project Area Committee, a $24m community redevelopment program in East Los Angeles, and as a Community Organizer for the Maravilla Public Housing Project.

Senator Polanco has also served on a variety of public and private sector boards and commissions, including California Delta Dental Plan (Board Director), Meruelo Maddux Construction Inc. (Board Director), California Public Utility Commission Low Income Oversight Board (Board Director), Sylvatex Inc. (Advisory Board), Farmworker Institute for Education & Leadership Development- Cesar Chavez Adult Charter School (Advisory Board) and the UCLA Luskin School of Urban Affairs (Advisor).

Senator Polanco resides in Los Angeles and is presently managing director of Tres Es Inc., a boutique government affairs firm.

He received his bachelor’s degree in Business Administration following study at the University of Redlands and Universidad de Mexico.

Concurrently with his appointment to the Board, Senator Polanco was also appointed to the Board’s Compensation Committee and the Equity, Sustainability and Environmental Justice Committee.

Senator Polanco has initially been appointed as a director for a term expiring at the Company's 2023 Annual Meeting of Stockholders (the “2023 Meeting”) and will stand for re-election as a director at the 2023 meeting.

Senator Polanco will be compensated for his service as a director in accordance with the Company's Director Compensation Policy, as described in the Company’s most recent Proxy Statement for its Annual Meeting of Stockholders held on July 12, 2022, as filed with the Securities and Exchange Commission on May 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date:  July 27, 2022